Exhibit 10.1
ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
     THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is executed as of September 3, 2009 by and between SHOPOFF ADVISORS, L.P., a Delaware limited partnership, having an address at 8951 Research Dr., Irvine, CA 92618 (“Assignor”), and SPT — LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company (“Assignee”), with reference to the following:
RECITALS:
     A. Assignor is the ‘Buyer’ under that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 30, 2008, as amended (as amended, the “Agreement”), in which TSG Little Valley, L.P., a California limited partnership, is the ‘Seller’. An escrow at First American Title Insurance Company (Escrow No. OSA-3152741) is pending to facilitate the real estate purchase and sale transaction which is the subject of the Agreement.
     B. Assignor has agreed to assign to all of Assignor’s right, title and interest and to the Agreement to Assignee, and Assignee has agreed to accept such assignment and to assume all obligations and liabilities of Assignor under the Agreement, as provided herein.
     C. This Assignment is executed to effectuate the transfer to Assignee of all of Assignor’s right, title and interest in and to the Agreement and other rights pursuant to the provisions of the Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Assignment and Assumption. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all right, title and interest of Assignor in and to the Agreement, and Assignee hereby accepts such assignment and assumes all of Assignor’s obligations, responsibilities and duties under the Agreement, as the ‘Buyer’ therein, effective as of the date hereof.
     2. Indemnification. Assignee agrees to protect, indemnify, defend and hold Assignor harmless from and against all claims, obligations and liabilities under the Agreement, from and after the date hereof. Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, obligations and liabilities arising out of or relating to, directly or indirectly, in whole or in part, any breach by Assignor under the Agreement arising prior to the date hereof.
     3. Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of California.

     4. Further Assurances. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and conveyances, and shall take such further actions, as are necessary or desirable to effectuate this Assignment.
     5. Attorneys’ Fees; Costs. Upon the bringing of any action, suit or arbitration by either party against the other arising out of this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys’ fees and costs.
     6. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.
     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

“ASSIGNOR”	SHOPOFF ADVISORS, L.P., a Delaware limited
partnership

	By:	The Shopoff Corporation, a Delaware corporation, its General Partner

		By:	/s/ William A. Shopoff

William A. Shopoff, President

“ASSIGNEE”	SPT — LAKE ELSINORE HOLDING CO., LLC a
Delaware limited liability company

	By:	Shopoff Partners, L.P., a Delaware limited partnership, its Sole Member

		By:	Shopoff General Partner, LLC, a
Delaware limited liability company, its General Partner

			By:	Shopoff Properties Trust, Inc. a Maryland corporation, its Manager

				By:	/s/ William A. Shopoff

William A. Shopoff,
President and CE